                                   EXHIBIT 5
             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                 March 29, 2000


Stamps.com Inc.
3420 Ocean Park Boulevard, Suite 1040
Santa Monica, California 90405

          Re: Stamps.com Inc.- Registration Statement for Offering of an Aggregate of 5,105,923 Shares of Common Stock
               ----------------------------------------------------------

Dear Ladies and Gentlemen:

          We have acted as counsel to Stamps.com Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of an additional 5,105,923 shares of the Company's common stock (the "Shares") (i) an increase of 3,729,551 Shares for issuance under the 1999 Stock Incentive Plan, (ii) an increase of 409,850 Shares for issuance under the 1999 Employee Stock Purchase Plan, (iii) 966,522 Shares reserved for issuance under and the iShip.com, Inc. Amended and Restated 1997 Stock Plan (collectively the "Plans").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan and the assumption of the iShip.com, Inc. Amended and Restated 1997 Stock Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to a) the provisions of option agreements duly authorized under the Plans and in accordance with the Registration Statement, or b) duly authorized direct stock issuances effected in accordance with the 1999 Stock Incentive Plan and the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.



                              Very truly yours,


                              /s/ Brobeck, Phleger & Harrison LLP
                              BROBECK, PHLEGER & HARRISON LLP